EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-127496, 333-124716, 333-59692, 333-59696, 333-44364, 33-44663, 33-26726, 33-38362 and 33-10169) of Cleco Corporation of our report dated June 29, 2006 relating to the financial statements of Cleco Power LLC 401(k) Savings and Investment Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
June 29, 2006